Exhibit 99.1

PRESS RELEASE

Alpha Energy, Inc. Files Lawsuit against its auditor, LBB & Associates and Vine Advisors, LLP

Alpha Energy, Inc. (the “Company”) announced today it filed a lawsuit in Texas State Court against its auditor, LBB & Associates and Vine Advisors, LLP, and their principal, Carlos Lopez, seeking damages up to $1,000,000.

In March 6, 2020, the Company was informed by the United States Securities and Exchange Commission that (a) Lopez and LBB were investigated by the SEC through an Order Instituting Administrative Proceedings; (b) Lopez and LBB ultimately agreed to the imposition of remedial sanctions against them by the SEC; and (c) Lopez had been suspended from appearing or practicing before the SEC for a period of at least two years (the “Suspension Order”) beginning on February 6, 2020. A copy of the Suspension Order can be found on the SEC’s website.

The Suspension Order finds, among other things, that:

●	For three consecutive years, Lopez and LBB “engaged in a pattern of improper professional conduct as auditors”;
●	Lopez failed to exercise due professional care in performing his audit work; and
●	Lopez and LBB committed “multiple instances of highly unreasonable conduct in circumstances that warranted heightened scrutiny.”

The Suspension Order and the auditor’s failure to disclose it or the SEC investigation when it was occurring has had very damaging repercussions for the Company. Due to the misdeeds of Lopez, LBB, and Vine, the Company is now obligated to spend substantial amounts to re-audit the filings that Lopez, LBB, and Vine handled. Also, the Company is obligated to undertake this re-audit for 2018 and 2019 since it can no longer trust the work of someone who admittedly “engaged in a pattern of improper professional conduct” and committed “multiple instances of highly unreasonable conduct in circumstances that warranted heightened scrutiny.”

Upon discovery of the misdeeds of Lopez, LBB, and Vine, the Company notified the auditors of their claims. The auditors have ignored the Company’s communications and failed to respond or even return the Company’s work papers and property.

About Alpha Energy, Inc.: Alpha Energy, Inc. is a Texas-based, oil and gas exploration and production company.  For further information on the Company, please visit our website alpha-energy.us

Safe Harbor

This press release contains forward-looking statements regarding Alpha Energy that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on Alpha’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", "projects", "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Alpha's operations or financial results are included in Alpha's other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Alpha does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change. Initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels.

For more information contact John Lepin at info@alpha-energy.us.